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                                                                    Exhibit 99.2


                                  ADEXA, INC.
                 PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         5933 WEST CENTURY BOULEVARD, 12TH FLOOR, LOS ANGELES, CA 94005
              _____DAY, ________ ___, 2001 - __:__ AM (LOCAL TIME)


The undersigned shareholder of Adexa, Inc. (the "Company") hereby appoints
K. Cyrus Hadavi and J. Timothy Romer, and each of them singly, as attorneys and proxies of the undersigned, with full power of substitution to each of them, to represent the undersigned shareholder and vote all shares of capital stock of the Company which the undersigned shareholder would be entitled to vote if personally present at the Special Meeting of Shareholders of the Company, to be held at __:__ a.m. (local time), on ________, _________ ___, 2001, at Adexa's executive offices, located at 5933 W. Century Blvd., 12th Floor, Los Angeles, CA 94005, and at any adjournments or postponements thereof, as follows:

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given when the duly executed proxy is returned, such shares will be voted "FOR" the approval of the merger agreement and the merger described in Proposal 1 and for the approval of accelerated vesting of certain stock options and shares of common stock "FOR ALL" named employees as described in Proposal 2. This proxy also will be voted in the discretion of the holders hereof upon such other matters as may properly come before the Special Meeting or any adjournments or postponements thereof.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE. PLEASE SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.



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[X] PLEASE MARK YOUR VOTES AS THIS.

PROPOSAL 1:           APPROVAL OF THE MERGER AGREEMENT BY AND AMONG FREEMARKETS,
                      INC., AXE ACQUISITION CORPORATION AND ADEXA, AND APPROVAL
                      OF THE MERGER OF ADEXA AND AXE ACQUISITION CORPORATION
                      CONTEMPLATED BY THE AGREEMENT, UNDER WHICH ADEXA WILL
                      BECOME A WHOLLY OWNED SUBSIDIARY OF FREEMARKETS.

                      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL.


                      FOR [ ]           AGAINST [ ]             ABSTAIN [ ]


PROPOSAL 2:           APPROVAL OF ACCELERATED VESTING OF CERTAIN STOCK OPTIONS
                      AND SHARES OF COMMON STOCK HELD BY THE FOLLOWING
                      EMPLOYEES: NIMA BAKHTIARY, HOON CHUNG, CHRIS GIVENS,
                      WILLIAM GREEN, STEPHANIE HAMILTON, EDWARD LAWTON,
                      J. TIMOTHY ROMER, DAVID SMITH, GLEN STROTHER AND RICHARD
                      WOLINSKI. TO WITHHOLD AUTHORITY TO VOTE FOR THE APPROVAL
                      OF ACCELERATED VESTING FOR ANY INDIVIDUAL EMPLOYEE, MARK
                      THE BOX "FOR ALL EXCEPT" AND WRITE THAT EMPLOYEE'S NAME
                      IN THE SPACE PROVIDED.

                      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF ACCELERATED VESTING "FOR ALL" ABOVE-NAMED EMPLOYEES.


                      FOR ALL [ ]      WITHHOLD ALL [ ]       FOR ALL EXCEPT [ ]


                                                          ----------------------
                                                          Employee Exceptions(s)


In their discretion, the Proxy holders are authorized to vote upon such other matters as may properly come before the meeting. UNLESS OTHERWISE SPECIFIED, THE SHARES OF CAPITAL STOCK REPRESENTED HEREBY WILL BE VOTED "FOR" PROPOSAL 1 AND, WITH RESPECT TO PROPOSAL 2, "FOR ALL" ABOVE-NAMED EMPLOYEES.


                                             Date:                        , 2001
                                             -----------------------------------

                                             Signature
                                             -----------------------------------

                                             Signature
                                             -----------------------------------
                                             (Please mark your vote, date and
                                             sign as your name appears above and
                                             return this Proxy in the enclosed
                                             envelope. If acting as executor,
                                             administrator, trustee, guardian,
                                             etc., you should so indicate when
                                             signing. If the signer is a
                                             corporation, please sign the full
                                             corporate name, and indicate title
                                             as duly authorized officer.)

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